                                                                   EXHIBIT 23.2


                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                              ACCOUNTANTS' CONSENT

We consent to the use of our audit report dated February 9, 1996 on the consolidated balance sheet of Arcadian Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, incorporated herein by reference.


                                                /s/ KPMG PEAT MARWICK LLP

                                                KPMG Peat Marwick LLP


Memphis, Tennessee
August 14, 1996